Exhibit 8.1

A.	Fully Consolidated

		Ownership interest in %
		2013	2012	2011
Alfa Beta Vassilopoulos S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Alliance Wholesale Solutions, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A	100.0	100.0	—
Anadrasis S.A. (1)	81, Spaton Avenue, Gerakas, Athens, Greece	—	100.0	100.0
Aniserco SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Athenian Real Estate Development, Inc.(2)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	100.0	100.0
ATTM Consulting and Commercial, Ltd.(2)	Kyriakou Matsi, 16 Eagle House, 10th floor, Agioi Omologites, P.C. 1082, Nicosia, Cyprus	—	100.0	100.0
Boney Wilson & Sons, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Holding, LLC(2)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	100.0	100.0
Bottom Dollar Food Northeast, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Bottom Dollar Food Southeast, LLC(2)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	100.0	100.0
Centar za obuchenie i prekvalifikacija EOOD	Bitolya 1A str, Varna, Bulgaria	100.0	100.0	100.0
C Market a.d. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	75.4	75.4	75.4
Delhaize Albania SHPK(3)	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	—	100.0	100.0
Delhaize America Distribution, LLC(4)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	—	—
Delhaize America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Shared Services Group, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize America Supply Chain Services, Inc.(4)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	—	—
Delhaize BH d.o.o. Banja Luka	Branka Popovića 115, 78000 Banja Luka, Bosnia and Herzegovina	100.0	100.0	100.0
Delhaize Distribution Luxembourg S.A.	Rue d’Olm 51, 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Finance B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize Griffin SA	Square Marie Curie 40, 1070 Brussels, Belgium	100.0	100.0	100.0
Delhaize Insurance Company, Inc.	76 St. Paul Street, Suite 500, Burlington, VT 05401-4477, U.S.A.	100.0	100.0	100.0
Delhaize Luxembourg S.A.	Rue d’Olm 51, Z.I., 8281 Kehlen, Grand Duchy of Luxembourg	100.0	100.0	100.0
Delhaize Montenegro d.o.o. Podgorica(3)	Josipa Broza Tita 23a, 81 000 Podgorica, Montenegro	—	100.0	100.0
Delhaize Serbia d.o.o. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	100.0	100.0	100.0
Delhaize The Lion America, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhaize The Lion Coordination Center S.A.	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Delhaize “The Lion” Nederland B.V.	Martinus Nijhofflaan 2, 2624 ES Delft, The Netherlands	100.0	100.0	100.0
Delhaize US Holding, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Delhome SA	Bld de l’Humanité 219/221, 1620 Drogenbos, Belgium	100.0	100.0	100.0
Delimmo SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Dofalex SCSA(4)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	—	—
DZA Brands, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Ela d.o.o. Kotor(3)	Trg od oruzja bb, Kotor, Montenegro	—	100.0	51.0
ENA S.A.	81, Spaton Avenue, Gerakas, Athens, Greece	—	—	100.0
FL Food Lion, LLC(2)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	—	100.0	100.0
Food Lion, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A	100.0	100.0	100.0
Fourth Retained Subsidiary, LLC(4)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	—	—

Guiding Stars Licensing Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Bros. Co., LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Energy, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannaford Licensing Corp.(2)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	100.0	100.0
Hannaford Trucking Company	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Hannbro Company(2)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	100.0	100.0
Harvey’s Stamping Company, LLC	2110 Executive Drive, Salisbury, NC 28187, U.S.A.	100.0	100.0	100.0
Holding and Food Trading Company Single Partner LLC	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Holding and Food Trading Company Single Partner LLC & Co Ltd Partnership	81, Spaton Avenue, Gerakas, Athens, Greece	100.0	100.0	100.0
Huro NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	—	100.0
I-Del Retail Holdings, Ltd.	70 Sir John Rogerson’s Quay, Dublin 2, Ireland	100.0	100.0	100.0
J.H. Harveys Co., LLC	727 South Davis Street, Nashville, GA 31639, U.S.A	100.0	100.0	100.0
Kash n’ Karry Food Stores, Inc.	3801 Sugar Palm Drive, Tampa, FL 33619, U.S.A.	100.0	100.0	100.0
Kingo CVA	Mechelseweg 50, 1880 Kappelle-op-den-Bos, Belgium	100.0	100.0	—
Leoburg NV	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Liberval SA(1)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	—
Lion Lux Finance S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Lion Real Estate Albania SHPK	Autostrada Tiranë – Durrës, Km. 7, Kashar, Albania	100.0	100.0	—
Lion Retail Holding S.à r.l.	Rue d’Olm 51, 8281 Kehlen, Grand-Duchy of Luxembourg	100.0	100.0	100.0
Lithia Springs Holdings, LLC (previously Lithia Springs, LLC)	P.O. Box 517, Ochlocknee, GA 31773, U.S.A.	60.0	60.0	60.0
Marietta Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Marion Real Estate Investments, LLC	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Martin’s Foods of South Burlington, Inc.(1)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	—	100.0	100.0
Martin’s Foods of South Burlington, LLC(4)	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	—	—
MC Portland, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Mega Doi S.R.L.(2)	39-49 Nicolae Titulescu Avenue, 1st district, Bucharest, Romania	—	99.2	99.2
Mega Image S.R.L.	95 Siret Street, 1st district, Bucharest, Romania	100.0	100.0	100.0
Molmart NV(2)	Rue Osseghemstraat 53, 1080 Brussels, Belgium	—	100.0	100.0
Morrills Corner, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Oxon Run Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	75.0	75.0	75.0
Pekabeta a.d. Beograd	Jurija Gagarina Street, 14, 11 070 Novi Beograd, Serbia	—	—	95.6
Piccadilly AD	Istoria Slavyanobulgarska Street 21A, 1220 Sofia, Bulgaria	100.0	100.0	100.0
Points Plus Punten SA	Rue Osseghemstraat 53, 1080 Brussels, Belgium	100.0	100.0	100.0
Progressive Distributors, Inc.	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Redelcover S.A.	Rue de Merl 74, 2146 Luxembourg, Grand Duchy of Luxembourg	100.0	100.0	100.0
Retained Subsidiary One, LLC(4)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	—	—
Risk Management Services, Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	100.0	100.0
Rousseau NV	Kouter 158, 9000 Gent, Belgium	—	—	100.0
Second Retained Subsidiary, LLC(4)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	—	—
Serdelco S.A.S.	Parc des Moulins, Avenue de la Créativité 4, 59650 Villeneuve d’Ascq, France	100.0	100.0	100.0
Sinking Spring Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Smart Food Shopping SA	Chaussée de Wavre 42A, 5030 Gembloux, Belgium	100.0	100.0	100.0

SS Morrills, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Summit Commons Retail Holdings, LLC	3735 Beam Rd, Unit B, Charlotte, NC 28217, U.S.A.	0.0	0.0	0.0
Superb Beverage Inc.	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	0.0	0.0	0.0
The Pride Reinsurance Company, Ltd.	The Metropolitan Building, 3rd Floor, James Joyce Street, Dublin 1, Ireland	100.0	100.0	100.0
Third Retained Subsidiary, LLC(4)	2110 Executive Drive, Salisbury, NC 28147, U.S.A.	100.0	—	—
TP Srbija a.d. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	100.0	100.0	95.4
TP Stadel d.o.o. Kragujevac	Crvenog barjaka bb, 34000 Kragujevac, Serbia	100.0	100.0	95.4
Victory Distributors, LLC	145 Pleasant Hill Road, Scarborough, ME 04074, U.S.A.	100.0	100.0	100.0
Wambacq & Peeters NV	Isidoor Crockaertstraat 25, 1731 Zellik, Belgium	—	—	85.0
Wintrucks NV	Rue Osseghem 53, 1080 Brussels, Belgium	—	—	88.0
Zvezdara a.d. Beograd	Živka Davidovica 64, Belgrade, Serbia	68.2	68.2	68.2

(1)	Merged into a group company during 2013.
(2)	Liquidated in 2013.
(3)	Sold in 2013.
(4)	Newly created or acquired company during 2013.

B.	Joint Ventures

		Ownership Interest in %
		2013	2012	2011
P.T. Lion Super Indo, LLC	Menara Bidakara 2, 19th Floor Jl. Jend. Gatot Soebroto Kav. 71 -73 Pancoran, Jakarta Selatan 12870, Indonesia	51.0	51.0	51.0

Super Indo is accounted for as a joint venture applying the “equity method”, as Delhaize Group shares control with another party.